UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005 (April 21, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-91532	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Cpde)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On April 21, 2005, Behringer Harvard REIT I, Inc., (which may be referred to as “we,” “our” and “us”) acquired a one-story office/research and development building containing approximately 150,495 rentable square feet located on approximately 9.6 acres of land in El Segundo, California (the “Utah Avenue Building”) through Behringer Harvard Utah Avenue LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of the Utah Avenue Building, exclusive of closing costs and initial escrows, was $27,500,000. We used borrowings of $20,000,000 under a loan agreement (the “Utah Avenue Loan Agreement”) with Greenwich Capital Financial Products, Inc. (the “Utah Avenue Lender”) to pay a portion of such contract purchase price. We paid the remaining amount from proceeds of our offering of our common stock to the public. For a description of the Utah Avenue Loan Agreement, see Item 2.03 below. The Utah Avenue Loan Agreement has also been filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

The purchase price for the transaction was determined through negotiations between the Utah Avenue Building seller, LBA-VIF Utah, LLC, an unrelated third party, and Behringer Advisors LP, our advisor, and its affiliates. In evaluating the Utah Avenue Building as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the Utah Avenue Building’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that the Utah Avenue Building is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

The Utah Avenue Building, which was constructed in 1968, and renovated in 2004, is approximately 78.16% leased. The Utah Avenue Building currently has two tenants: Northrop Grumman Space and Mission Systems Corporation and Unisys Corporation.

Northrop Grumman Space and Mission Systems Corporation, is a global defense company that leases 53,073 square feet for an annual rent of $987,158 under a lease that expires in July 2009, with two renewal options available at fair market rental rates present as of the end of the term. The first option is for three years and the second option is for five years.

Unisys Corporation is a worldwide information technology services and solutions company that leases 64,541 square feet for an annual rent of $965,249 under a lease that expires in March 2010, with two one-year renewal options available, at fair market rental rates present as of the end of the term.

HPT Management Services LP (the “Utah Avenue Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Among other things, the Utah Avenue Property Manager has the authority to negotiate and enter into leases of the Utah Avenue Building on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Utah Avenue Property Manager has subcontracted certain of its on-site management services to Trammell Crow Services, Inc. Trammell Crow Services, Inc. will also perform all leasing services for the property.

As compensation for its property management services, the Utah Avenue Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and a property management fee equal to 3% of the monthly gross revenues from the Utah Avenue Building.

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       In addition, our advisor, Behringer Advisors I LP, will receive an annual asset management fee equal to 0.6% of the asset value. Trammell Crow Services, Inc. will receive leasing commissions of 6.5% on any new leases. On lease renewals, a total commission of 4.5% will be paid. The commission split between Trammell Crow Services, Inc. and any co-broker will be negotiated by Trammell Crow Services, Inc. and based on prevailing market terms and conditions.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We entered into the Utah Avenue Loan Agreement on April 21, 2005. The interest rate under the loan is fixed at 5.54% per annum. Total borrowings under the Utah Avenue Loan Agreement were $20,000,000. Subject to recourse carve-outs and springing recourse events, the loan is non-recourse to the borrower. Monthly payments of interest only are required beginning June 6, 2005, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. Prepayment, in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. The Utah Avenue Loan Agreement has a ten-year term.

In addition, we have guaranteed the recourse carve-out obligations and, in the event of the occurrence of a springing recourse event, the full payment of the debt under the Utah Avenue Loan Agreement. Our Guaranty of Recourse Obligations has been filed as Exhibit 99.4 to this Form 8-K and is incorporated herein by reference.

Item 9. 01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before July 7, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP.
99.2
Deed of Trust, Assignment of Leases and Rents and Security Agreement between Behringer Harvard Utah Avenue LP and Fidelity National Title Insurance Company, as trustee, for the benefit of Greenwich Capital Financial Products, Inc.

99.3	Promissory Note between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP.
99.4	Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc. as guarantor in favor of Greenwich Capital Financial Products, Inc.
99.5	Assignment of Leases and Rents between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: April 27, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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